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                                   Exhibit 1

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undesigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate in this statement is true, complete and correct.


                                         RAJ RAJARATNAM, for HIMSELF;
                                         For GALLEON MANAGEMET, L.P., as the
                                         Managing Member of its General Partner,
                                         Galleon Management, L.L.C.; For GALLEON
                                         HEALTHCARE OFFSHORE, LTD., as the
                                         Managing Member of Galleon Management,
                                         L.L.C., which is the General Partner of
                                         the Galleon Management, L.P., which in
                                         turn, is an Authorized Signatory